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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 16, 2001

                         HIGH SPEED NET SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)


              Florida                        0-26925                      65-0185306

  (State or other jurisdiction of   (Commission File Number)    (IRS Employer Identification
          incorporation)                                                     No.)

                   Raleigh, North Carolina
                     Two Hannover Square
                          Suite 2120
                 434 Fayetteville Street Mall                         27601
           (Address of principal executive offices)                (Zip Code)


                                 (919) 807-5600

              (Registrant's telephone number, including area code)

                                 Not Applicable

   (Former name, former address and former fiscal year, if changed since last report)



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Item 5.   Other Events

          On March 30, 2001, High Speed Net Solutions, Inc. ("High Speed") filed a notification of late filing on Form 12b-25 with the Securities and Exchange Commission with respect to its annual report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K"). In the Form 12b-25, High Speed indicated that it would file the 2000 Form 10-K with the SEC on or before the 15th calendar day following April 2, 2001, the prescribed due date. High Speed stated in the Form 12b-25 that, in light of its acquisition of all of the assets of Summus, Ltd. ("Summus") on February 16, 2001, the filing of the 2000 Form 10-K by the prescribed due date would take unreasonable effort or expense to accumulate and assemble the necessary information with respect to Summus to be included in the 2000 Form 10-K.

          Since filing the Form 12b-25, High Speed has continued to work to complete its audit of the 2000 financial statements. As part of that process, High Speed has sought to resolve with the SEC staff various accounting issues that have been previously reported in filings with the SEC, including High Speed's Current Report on Form 8-K filed on February 6, 2001. High Speed expects to file the 2000 Form 10-K as soon as reasonably practicable after the completion of the audit and resolution of those issues.

          High Speed has previously disclosed that it expected to have its common stock made eligible for quotation on the OTC Bulletin Board by the end of the second quarter of 2001. The Company sees no reason at this time to change that target date.



                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               HIGH SPEED NET SOLUTIONS, INC.

Date: April 16, 2001                             By:   /s/ Robert S. Lowery
                                                      -------------------------
                                                        Chief Financial Officer